                                 W-9 GUIDELINES

                                                             EXHIBIT (a)(5)(iii)
                                                                  W-9 GUIDELINES

                    GUIDELINES FOR CERTIFICATION OF TAXPAYER
                  IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.


-------------------------------------------------------------------------------------
                                                  GIVE THE TAXPAYER
                                                  IDENTIFICATION
   FOR THIS TYPE OF ACCOUNT:                      NUMBER OF -
-------------------------------------------------------------------------------------
   1. An individual's account                     The individual

   2. Two or more individuals (joint account)     The actual owner of the account
                                                  or, if combined funds, the first
                                                  individual on the account(1)

   3. Custodian account of a minor (Uniform       The minor(2)
      Gift to Minors Act)

   4. a.   The usual revocable trust (grantor     The grantor-trustee(l)
           is also trustee)

      b.   So-called trust account that is not     The actual owner(1)
           a legal or valid trust under state      The owner(3)
           law


   5. Sole proprietorship





   6. A valid trust, estate, or pension trust     The legal entity (Do not furnish
                                                  the identifying number of the
                                                  personal representative or
                                                  trustee unless the legal entity
                                                  itself is not designated in the
                                                  account title)(4)

--------------------------------------------------------------------------------
                                               GIVE THE TAXPAYER
                                               IDENTIFICATION
 FOR THIS TYPE OF ACCOUNT                      NUMBER OF -
--------------------------------------------------------------------------------
  7.  Corporate account                        The corporation

  8.  Religious, charitable, or educational    The organization
      organization account

  9.  Partnership account                      The partnership

  10. Association, club, or other tax-exempt   The organization
      organization

  11. A broker or registered nominee           The broker or nominee

  12. Account with the Department of           The public entity
      Agriculture in the name of a public
      entity (such as a state or local
      government, school district, or
      prison) that receives agricultural
      program payments


(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2)  Circle the minor's name and furnish the minor's social security number.

(3) Show your individual name. You may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number.

(4) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2
NOTE: SECTION REFERENCES ARE TO THE INTERNAL REVENUE CODE UNLESS OTHERWISE
      NOTED.

OBTAINING A NUMBER

     If you do not have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

PAYEES AND PAYMENTS EXEMPT FROM BACKUP WITHHOLDING

     The following is a list of payees exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except item (9). For broker transactions, payees listed in items (1) through (13) and persons registered under the Investment Advisers Act of 1940 who regularly act as brokers are exempt. Payments subject to reporting under sections 6041 and 6041 A are generally exempt from backup withholding only if made to payees described in items (1) through (7), except a corporation (other than certain hospitals described in Regulations section 1.6041-3(c)) that provides medical and health care services or bills and collects payments for such services is not exempt from backup withholding or information reporting. Only payees described in items (1) through (5) are exempt from backup withholding for barter exchange transactions and patronage dividends.

     (1) An organization exempt from tax under section 501(a), or an IRA, or a custodial account under section 403(b)(7), if the account satisfies the requirements of section 401 (f)(1)(2).

     (2)  The United States or any of its agencies or instrumentalities.

     (3) A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

     (4) A foreign government or any of its political subdivisions, agencies or instrumentalities.

     (5) An international organization or any of its agencies or instrumentalities.

     (6)  A corporation.

     (7)  A foreign central bank of issue.

     (8) A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.

     (9) A futures commission merchant registered with the Commodity Futures Trading Commission.

     (10) A real estate investment trust.

     (11) An entity registered at all times during the tax year under the Investment Company Act of 1940.

     (12) A common trust fund operated by a bank under section 584(a).

     (13) A financial institution.

     (14) A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

     (15) A trust exempt from tax under section 664 or described in section
          4947.

     Payments of dividends and patronage dividends that generally are exempt from backup withholding include the following:

     -    Payments to nonresident aliens subject to withholding under section
          1441.
     - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.
     -    Payments of patronage dividends not paid in money.
     -    Payments made by certain foreign organizations.
     -    Section 404(k) payments made by an ESOP.

     Payments of interest that generally are exempt from backup withholding include the following:

     - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
     - Payments of tax-exempt interest (including exempt-interest dividends under section 852).
     -    Payments described in section 6049(b)(5) to nonresident aliens.
     -    Payments on tax-free covenant bonds under section 1451.
     -    Payments made by certain foreign organizations.
     -    Payments of mortgage interest to you.

     Exempt payees described above should file substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYOR. IF YOU ARE A NON-RESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE FORM W-8BEN (CERTIFICATE OF FOREIGN STATUS).

     Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 604 1A, 6042, 6044, 6045, 6049, 6050A and 6050N and the regulations promulgated thereunder.

PRIVACY ACT NOTICE. - Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must generally withhold 30.5% (in 2001) or 30% (in 2002) of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. - If you fail to furnish your correct taxpayer identification number to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. - If you make a false statement with no reasonable basis which results in no imposition of backup withholding, your are subject to a penalty of $500.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -
Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.